Exhibit 99.1

Gray Television Prices Public Offering of Common Stock

Atlanta, Georgia — November 29, 2017… Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) announced today that it has priced its previously announced underwritten public offering of 15 million shares of its common stock, at a price to the public of $14.50 per share. Gray has also granted the underwriters a 30-day option to purchase up to an additional 2.25 million shares of common stock. The offering is expected to close on December 4, 2017, subject to the satisfaction of customary closing conditions.

Gross proceeds from the offering are expected to be approximately $217.5 million before deducting underwriting discounts and commissions and estimated offering expenses (or approximately $250.1 million if the underwriters exercise their option to purchase additional shares of common stock in full). We intend to place the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of the option to purchase additional shares, in our corporate treasury for general corporate purposes, and such net proceeds may be used from time to time for, among other things, repayment of outstanding debt, capital expenditures, the financing of possible future business expansions and acquisitions, increasing our working capital and the financing of ongoing operating expenses and overhead.

Wells Fargo Securities is serving as the Sole Book-Running Manager for the offering. BofA Merrill Lynch and Deutsche Bank Securities are serving as Senior Co-Managers for the offering, and Stephens Inc., Barrington Research, Benchmark, G.research, LLC and Noble Capital Markets are serving as Co-Managers.

A shelf registration statement relating to the securities being offered was filed with the Securities and Exchange Commission (the “SEC”) and is effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The offering may only be made by means of a prospectus and the related prospectus supplement. When available, copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained free of charge on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to these securities may also be obtained from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by telephone at 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

About Gray

Gray owns and/or operates over 100 television stations across 57 television markets that collectively broadcast over 200 program streams including over 100 channels affiliated with the CBS Network, the NBC Network, the ABC Network and the FOX Network. Our portfolio includes the number-one and/or number-two ranked television station operations in essentially all of our markets, which collectively cover approximately 10.4 percent of total United States television households.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact, and may relate to, among other things, statements regarding our current expectations and beliefs as to the ability to complete the offering, uses of proceeds thereof, other future events, and other risks detailed in the prospectus supplement and accompanying prospectus related to the offering and the shelf registration statement. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

Gray Contacts

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828